                                                   (As Amended January 23, 1996)

                               DESKTOP DATA, INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     1.  Purpose.  This Non-Qualified Stock Option Plan, to be known as the
         -------
1995 Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Desktop Data, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

     2.  Available Shares.  The total number of shares of Common Stock, par
         ----------------
value $.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 100,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3.  Administration.  This Plan shall be administered by the Board or
         --------------
by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     4.  Automatic Grant of Options.  Subject to the availability of shares
         --------------------------
under this Plan, (a) each person who becomes a member of the Board and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted, on the date such person is first elected to the Board, without further action by the Board, an option to purchase 20,000 shares of the Common Stock and (b) each Non-Employee Director, shall be automatically granted on the date of each successive Annual Meeting of the Stockholders (beginning with the Annual Meeting of the Stockholders to be held after the fiscal year ended December 31, 1995), without further action by the Board, an option to purchase 2,500 shares of the Common Stock, if such director has attended at least seventy-five percent (75%) of the meetings of the Board during the past fiscal year. The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan. Notwithstanding anything to the contrary set forth herein, if this Plan is not approved by a majority of the Company's stockholders present, or represented, and voting on such matter, then the Plan and the
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                                      -2-


options granted pursuant to this Section 4 shall terminate and become void, and no further options shall be granted under this Plan. The number of shares covered by options granted under this paragraph 4 shall be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan.

     5.  Option Price.  The purchase price of the stock covered by an
         ------------
option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     6.  Period of Option.  Unless sooner terminated in accordance with the
         ----------------
provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

     7.  (a)  Vesting of Shares and Non-Transferability of Options.
              ----------------------------------------------------
Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan pursuant to clause (b) of Section 4 hereof shall vest in the optionee and thus become exercisable one year from the date of grant, provided that the optionee has continuously served as a member of the Board through such vesting date. Options granted under this Plan pursuant to clause (a) of Section 4 hereof shall vest in the optionee and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:


 Percentage of Option Shares for which
     Option will be Exercisable                    Date of Vesting
     --------------------------                    ---------------

               25%                        One year from the date of grant
               50%                        Two years from the date of grant
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                                      -3-


               75%                        Three years from the date of grant
              100%                        Four years from the date of grant


     The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

          (b) Non-transferability.  Any option granted pursuant to this Plan
              -------------------
shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     8.  Termination of Option Rights.
         ----------------------------

          (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

          (b) In the event that an optionee cease to be a member of the Board by reason of his or her death, any option owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the option or (ii) 180 days from the date of the optionee's death.

          (c) In the event that an optionee cease to be a member of the Board by reason of his or her disability, such optionee shall have the right to exercise any option held by him or her on the date of termination from the Board, to the extent otherwise exercisable on that date, until the earlier of (i) the specified expiration date of the option or (ii) 180 days from the date of the termination of the optionee's service on the Board. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     9.  Exercise of Option.  Subject to the terms and conditions of this
         ------------------
Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Desktop Data, Inc., at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part
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                                      -4-

in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     10.  Adjustments Upon Changes in Capitalization and Other Events.
          -----------------------------------------------------------
Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a) Stock Dividends and Stock Splits.  If the shares of Common Stock
              --------------------------------
   shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Consolidations or Mergers.  If the Company is to be consolidated
              -------------------------
   with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
   (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          (c) Recapitalization or Reorganization.  In the event of a
              ----------------------------------
   recapitalization or reorganization of the Company (other than a transaction described in subparagraph b above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          (d) Modification.  Notwithstanding the foregoing, any adjustments made
              ------------
   pursuant to subparagraphs (a), (b) or (c) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such options. If the Committee determines that such adjustments made would constitute a modification of such options or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          (e) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
   dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (f) Issuances of Securities.  Except as expressly provided herein, no
              -----------------------
   issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (g) Fractional Shares.  No fractional shares shall be issued under the
              -----------------
   Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (h) Adjustments.  Upon the happening of any of the foregoing events,
              -----------
   the class and aggregate number of shares set forth in paragraphs 2 and 4 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

     11.  Restrictions on Issuance of Shares.  Notwithstanding the provisions of
          ----------------------------------
paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12.  Legend on Certificates.  The certificates representing shares issued
          ----------------------
pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     13.  Representation of Optionee.  If requested by the Company, the optionee
          --------------------------
shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     14.  Option Agreement.  Each option granted under the provisions of this
          ----------------
Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

     15.  Termination and Amendment of Plan.  Options may no longer be granted
          ---------------------------------
under this Plan after June 16, 2005 and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not,
                               --------  -------
without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of
                                      -------- -------
this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     16.  Withholding of Income Taxes.  Upon the exercise of an option, the
          ---------------------------
Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

     17.  Compliance with Regulations.  It is the Company's intent that the Plan
          ---------------------------
comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     18.  Governing Law.  The validity and construction of this Plan and the
          -------------
instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.


Date Approved by Board of Directors of the Company:  June 16, 1995


Date Approved by Stockholders of the Company:        June 26, 1995

                        Register of Amendments to Plan


             Paragraph No.                                  Date of Stockholder
               and Change                  Board Approval        Approval
- ----------------------------------------  ----------------  -------------------
(P)4. Increase to the initial grant       January 23, 1996     May 30, 1996
 under the Plan from 5,000 to 20,000
 shares of Common Stock.

(P)4. Insert as the last sentence of      January 23, 1996         N/A
 paragraph 4 as follows:  "The number
 of shares covered by options granted
 under this paragraph 4 shall be
 subject to adjustment in accordance
 with the provisions of paragraph 10 of
 this Plan."

(P)10(c). Amend the first sentence of     January 23, 1996         N/A
 paragraph 10(h) to read in its
 entirety as follows:  "Upon the
 happening of any of the foregoing
 events, the class and aggregate number
 of shares set forth in paragraphs 2
 and 4 of this Plan that are subject to
 options which previously have been or
 subsequently may be granted under this
 Plan shall also be appropriately
 adjusted to reflect such events."